UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 17, 2011

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On June 17, 2011, Dr. John P. Mulhall, Director of the Male Sexual & Reproductive Medicine Program at the Memorial Sloan Kettering Cancer in New York, will present a poster presentation entitled:  “A Randomized, Double-Blind, Placebo-Controlled, Parallel-Group, Multicenter Study of the Safety and Efficacy of Avanafil in the Treatment of Erectile Dysfunction Following Bilateral, Nerve-Sparing Radical Prostatectomy” beginning at 3:00 p.m. ET at the Cancer Survivorship and Sexual Health Symposium being held June 17, 2011 to June 19, 2011, at the Hyatt Regency Washington on Capital Hill in Washington, D.C.  A graphical representation of the poster (including the reproduction of its contents) to be presented by Dr. Mulhall is attached hereto as Exhibit 99.1.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

99.1

Poster entitled, “A Randomized, Double-Blind, Placebo-Controlled, Parallel-Group, Multicenter Study of the Safety and Efficacy of Avanafil in the Treatment of Erectile Dysfunction Following Bilateral, Nerve-Sparing Radical Prostatectomy” and a reproduction of the contents thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ Lee B. Perry
Lee B. Perry
Vice President and Chief Accounting Officer

Date:  June 17, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1

Poster entitled, “A Randomized, Double-Blind, Placebo-Controlled, Parallel-Group, Multicenter Study of the Safety and Efficacy of Avanafil in the Treatment of Erectile Dysfunction Following Bilateral, Nerve-Sparing Radical Prostatectomy” and a reproduction of the contents thereof.